Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 13, 2014

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

Re:	Sealed Air Corporation

Ladies and Gentlemen:

We have acted as special counsel to Sealed Air Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated June 9, 2014 (the “Underwriting Agreement”), among the Company, the selling stockholder named therein (the “Selling Stockholder”) and Credit Suisse Securities (USA) LLC, as Underwriter (the “Underwriter”), relating to the sale by the Selling Stockholder to the Underwriters of 5,000,000 shares (“Selling Stockholder Common Stock”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”). The Selling Stockholder Common Stock is being offered and sold by the Selling Stockholders pursuant to the registration statement on Form S-3 (File No. 333-195059) of the Company, relating to the Selling Stockholder Common Stock and other securities of the Company, filed on April 4, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, which became effective upon filing pursuant to Rule 462(e) of the Rules and Regulations, including the prospectus dated April 4, 2014, the preliminary prospectus supplement dated June 9, 2014, and the prospectus supplement, dated June 9, 2014, being hereinafter referred to as the “Registration Statement”);

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions set forth herein we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

a)	the Registration Statement;

b)	the Underwriting Agreement;

c)	a specimen certificate representing the Common Stock;

Sealed Air Corporation

June 13, 2014

d)	the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of Delaware;

e)	the Amended and Restated Bylaws of the Company, as currently in effect, as certified by the Secretary of the Company; and

f)	certain resolutions of the Board of Directors of the Company and committees thereof relating to the original issuance and sale of the Selling Stockholder Common Stock and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the General Corporate Law of the State of Delaware and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such law (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Selling Stockholder Common Stock has been validly issued and is fully paid and nonassessable.

Sealed Air Corporation

June 13, 2014

We hereby consent to the filing of this opinion with the Commission and its incorporation by reference as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP